UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 12, 2018

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Union Boulevard, #400, Lakewood, CO 80228

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

The Board of Directors (the “Board”) of Good Times Restaurants Inc. (the “Company”) has established January 31, 2019 as the date of its 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). Because the date of the 2019 Annual Meeting will be more than 30 days before the anniversary of its 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”), the Company is informing shareholders of the change in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For inclusion in the proxy statement and form of proxy relating to the 2019 Annual Meeting, a shareholder proposal intended for presentation at that meeting, submitted in accordance with Rule 14a-8 under the Exchange Act, must be received by the Secretary at the Company’s corporate headquarters at 141 Union Boulevard, #400, Lakewood, CO 80228 on or before December 19, 2018 (as previously set forth in the Company’s proxy statement for the 2018 Annual Meeting). If notice of a proposal for which a shareholder will conduct his or her own proxy solicitation is not received by the Company by December 19, 2018, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) of the Exchange Act, and the person named in proxies solicited by the Board may use his or her discretionary authority when the matter is raised at the meeting, without including any discussion of the matter in the proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: December 12, 2018	By:	/s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer